UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

GLOBAL EQUITY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54557	27-3986073
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

X3 Jumeirah Bay, Office 3305,

Jumeirah Lake Towers

Dubai, UAE

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: +971 (0) 42767576 / + 1 321 200 0142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On June 15, 2016, Peter J. Smith, the Company’s Chief Executive Officer, converted $90,000 of accrued salary into 4,500,000 shares of the Company’s common stock at a conversion price of $.02 per share.

On June 15, 2016, Enzo Taddei, the Company’s Chief Financial Officer, converted $90,000 of accrued salary into 4,500,000 shares of the Company’s common stock at a conversion price of $.02 per share.

On June 15, 2016, Patrick V. Dolan, the Company’s Managing Director, converted $70,000 of accrued salary into 3,500,000 shares of the Company’s common stock at a conversion price of $.02 per share.

As a result of the three conversions described above, the Company issued an aggregate of 12,500,000 restricted shares of common stock to Messrs. Smith, Taddei and Dolan.

The above shares of commons stock were issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4.(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2016

GLOBAL EQUITY INTERNATIONAL, INC.

By:	/s/ Enzo Taddei
Enzo Taddei
Chief Financial Officer